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                                                                     EXHIBIT 5.1

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               October 11, 2001


Micromuse Inc.
139 Townsend Street
San Francisco, California 94107

         Re:   Micromuse Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Micromuse Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 4,314,728 shares of the Company's common stock (the "Shares") which became automatically available for issuance as of October 1, 2001, under the Company's 1997 Stock Option/Stock Issuance Plan and 1998 Employee Stock Purchase Plan ( the "Plans").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plans. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the Plans and in accordance with the Registration Statement, the Shares will be duly authorized, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP
                                       BROBECK, PHLEGER & HARRISON LLP